PROMISSORY NOTE

Borrower: Elventix Technology Corporation, a corporation organized and existing under the laws of the State of Wyoming, United States, with its registered address at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801.

Lender: Smarterest Incorporated, a company organized and existing under the laws of the province of Ontario, Canada, with its registered address at 150 King St W Suite 200, Toronto, Ontario, M5H 1J9, Canada.

Principal Amount: $188,538.00 USD

Issue Date: May 15, 2025

Maturity Date: November 14, 2026

RECITALS

For value received, the Borrower hereby unconditionally promises to pay to the order of the Lender, at such address as may be specified in writing by the Lender, the principal sum of $188,538.00 (the Principal Amount”), without interest, on the terms set forth in this Promissory Note.

1.	PURPOSE AND NATURE OF THIS NOTE

This Promissory Note (the "Note") is issued pursuant to and in connection with the Application Sale Agreement dated May 15, 2025 (the "Agreement") between the Borrower and the Lender. As set forth in the Agreement, the total consideration owed by the Borrower to the Lender in connection with the sale and transfer of the application source code is divided into two parts:

(i)	a cash payment in the amount of USD $24,000 (twenty-four thousand U.S. dollars), to be paid in accordance with the payment schedule described in the Agreement; and

(ii)	the remaining balance of USD $188,538 (one hundred eighty-eight thousand five hundred thirty-eight U.S. dollars), which is the subject of this Note.

This Note, together with the Agreement, constitutes the complete and final obligation of the Borrower to the Lender in connection with the transaction contemplated under the Agreement. The terms of this Note shall be interpreted in conjunction with the Agreement, and in the event of any inconsistency, the terms of this Note shall govern solely with respect to the repayment of the outstanding balance it covers.

2.	INTEREST RATE

The outstanding principal balance under this Promissory Note shall bear no interest and shall be due and payable in full upon the Maturity Date. The Maturity Date is defined as November 14, 2025, unless otherwise extended by mutual written agreement of the Parties. The Parties may mutually agree in writing to extend the final maturity date beyond November 14, 2025.

3.	PREPAYMENT

The Borrower may, at any time prior to the Maturity Date, prepay all or any portion of the principal balance of this Promissory Note, together with any accrued interest on the amount prepaid, without incurring any penalty. All payments shall be applied first to any accrued interest, and the remainder shall be applied to reduce the principal balance. Payments under this Note shall be made in U.S. Dollars.

4.	ENFORCEMENT COSTS

The Borrower agrees to bear all costs and expenses, including reasonable legal fees, incurred by the Lender in connection with the enforcement of this Promissory Note, including but not limited to costs arising from default and collection efforts.

5.	SEVERABILITY

Should any provision of this Promissory Note be deemed by a court of competent jurisdiction to be invalid, void, or unenforceable, such provision shall be modified by the court to the extent necessary to make it enforceable, and the remaining provisions of this Note shall remain in full force and effect.

6.	GOVERNING LAW

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Wyoming, without regard to its conflict of law principles.

7.	BINDING EFFECT

This Promissory Note shall be binding upon the Borrower and the Lender, and their respective successors, assigns, legal representatives, and heirs. The Borrower hereby waives any right to demand presentment for payment, notice of non-payment, protest, or notice of protest.

8.	EVENTS OF DEFAULT

Upon the occurrence of an Event of Default, the entire principal balance shall, at the Lender’s discretion, become immediately due and payable, and the Borrower shall make full payment to the Lender without further notice. In such event, the Borrower also agrees to reimburse the Lender for all reasonable costs, including attorneys' fees, incurred in the collection of amounts due under this Promissory Note. No interest shall accrue on any overdue amounts.

9.	LEGAL LIMITATIONS ON INTEREST

The parties agree that the total interest paid under this Promissory Note shall not exceed the maximum permissible rate under the laws of the State of Wyoming.

10.	WAIVER OF JURY TRIAL

The Borrower and the Lender knowingly, voluntarily, and intentionally waive any right to a trial by jury in any action or proceeding based on, arising out of, or relating to this Promissory Note or any related agreements, conduct, or dealings.

11.	PAYMENT DUE DATE EXTENSIONS

If the due date for any payment hereunder falls on a Saturday, Sunday, or public holiday, the Borrower shall have until 5:00 p.m. on the next succeeding business day to make such payment.

IN WITNESS WHEREOF, the parties hereto have executed this Promissory Note as of the date first written above.

Lender: Smarterest Incorporated

By: /s/ Evgenia Gonikman
Name: Evgenia Gonikman
Title: CEO, President, Director
Date: May 15, 2025

Borrower: Elventix Technology Corporation

By: /s/ Tallis Mateus Da Silva
Name: Tallis Mateus Da Silva
Title: President, Director, Treasurer & Secretary
Date: May 15, 2025